Exhibit 10.16

                       JOINT RESEARCH AGREEMENT ASSIGNMENT
                          AND NON-DISCLOSURE AGREEMENT

                            JOINT RESEARCH AGREEMENT

      This Joint Research Agreement ("JRA") is effective as of May 25, 2005 by and between Nanolution, LLC ("Nanolution") and NaturalNano Inc. ("NaturalNano") (also referred to herein as "the Parties").

      The parties have agreed to conduct and support joint research in the field of drug delivery utilizing naturally occurring halloysite nanotechnologies ("the Project"). This JRA covers the exchange of ideas and information as well as the performance of experimental, developmental, and/or research work ("the Work") performed under the Project, and the ownership of confidential or proprietary information, including any intellectual property.

      The term of the Project shall be from May 25, 2005 and shall continue at least until the desired drug delivery technology has been proven commercially viable, or until mutually terminated by both parties.

      The Work performed as a result of the Project shall be subject to this JRA regardless of where the Work is performed or by whom. In addition, all intellectual property, including but not limited to inventions, conceptions, ideas, know-how, discoveries, processes, machines, manufactures, compositions of matter, formulations, processes, biological material, biological methods, or any improvements thereof, whether or not patentable or suitable for other form of exclusive right or legal protection, conceived, made or derived during the course of Work within the Project under this JRA shall be owned by and assigned to the Parties as follows:

o All medical uses and inventions that arise out of this JRA shall be owned by Nanolution.

o All purification processes for raw halloysite and all non-medical applications that arise out of this JRA shall be owned by NaturalNano.

For: NANOLUTION, LLC                            For: NATURALNANO INC.
By:  /s/ John Lanzafame                         By:  /s/ Michael Riedlinger
     -----------------------------                   -----------------------
Name: John Lanzafame                            Name: Michael Riedlinger
Title: President                                Title: President


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                            NON-DISCLOSURE AGREEMENT

      The Parties acknowledge that each owns certain CONFIDENTIAL INFORMATION, as defined herein, which might relate to the inventions, conceptions, ideas, know-how, discoveries, processes, machines, manufactures, compositions of matter, formulations, processes, biological material, biological methods, or any improvements thereof, whether or not patentable or suitable for other form of exclusive right or legal protection, conceived, made or derived during the course of Work within the Project under this JRA; and

      The Parties are willing to disclose to each other such necessary CONFIDENTIAL INFORMATION provided each Party preserves the confidential nature of the other Party's INFORMATION and uses it solely for purposes of this Agreement.

      The Parties agree as follows:

      1. "CONFIDENTIAL INFORMATION" as used in this Agreement means all technical or business information disclosed by one of the Parties to another pursuant to the JRA that is identified at the time of disclosure or within thirty (30) days thereafter as being confidential and proprietary. No information will be regarded as CONFIDENTIAL INFORMATION if the Party to which it is disclosed can show by competent proof that such information

            (a) was at the time of disclosure, or subsequently became, through no fault of the receiving Party, known to the general public through publication or otherwise; or

            (b) was, subsequent to disclosure to a Party, lawfully and independently received by that Party from a third party who had the right to disclose it without restriction.

      Specific aspects or details of CONFIDENTIAL INFORMATION shall not be deemed to be within the public domain or in the possession of a Party merely because the CONFIDENTIAL INFORMATION is embraced by general disclosures in the public domain or in the possession of a Party. In addition, any combination of CONFIDENTIAL INFORMATION shall not be considered in the public domain or in the possession of a Party merely because individual elements thereof are in the public domain or in the possession of that Party unless the combination and its principles are in the public domain or in the possession of that Party.

      2. Any Party, at its discretion, may disclose to another Party any CONFIDENTIAL INFORMATION that the disclosing Party, in its reasonable judgment, believes is sufficient to enable the receiving Party to arrive at conceptions, ideas, innovations, discoveries, inventions, compositions, biological material, biological methods, whether or not patentable or susceptible to any other form of legal protection, during performance Under the IRA. Any Party may also cause such disclosures to be made to the other Party on behalf of the disclosing Party by third parties who are Under obligations of confidentiality to the disclosing Party; such disclosures from third parties shall be deemed to be disclosures by the disclosing Party.

      3. In consideration of each and every disclosure of CONFIDENTIAL INFORMATION, the Parties agree to:

            (a) treat as confidential and to preserve the confidentiality of all CONFIDENTIAL INFORMATION;

            (b) use any and all CONFIDENTIAL INFORMATION solely in connection with the performance of the IRA and for no other purpose;


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            (c) make no disclosures of any CONFIDENTIAL INFORMATION to any party other than officers and employees of a Party to this IRA;

            (d) limit access to CONFIDENTIAL INFORMATION to those officers and employees having a reasonable need for such INFORMATION and being boUnd by a written obligation to maintain the confidentiality of such INFORMATION; and

            (e) maintain in confidence any information regarding the nature or scope of any transaction between the Parties, except to the extent such information must be disclosed pursuant to law, and then only after notifying the other Party of such requirement.

      Any obligation imposed by this paragraph 3 may be waived in writing by a Party as to particular CONFIDENTIAL INFORMATION and to a particular use or disclosure. Any such waiver will have a one-time effect and will not apply to any subsequent situation regardless of its similarity.

      4. All CONFIDENTIAL INFORMATION will remain the property of the disclosing Party and, upon request of the disclosing Party, the receiving Party shall promptly return to the disclosing Party all CONFIDENTIAL INFORMATION, or any part or reproduction thereof.

      5. The obligations of each and every Party, and each employee and officer of each Party Under this Agreement will expire five (5) years from the termination of the JRA.

      6. This Agreement is subject to the laws (excluding conflicts rules) of the State of New York.

      7. The terms and provisions of this Agreement will inure to the benefit of the Parties, their respective successors and assigns and will be binding on said successors and assigns. This paragraph notwithstanding, neither Party may disclose any CONFIDENTIAL INFORMATION to any successor or assign absent prior written consent of the disclosing Party.

      8. The Parties understand and agree that no right or license under any patent, patent application, or know-how is granted to any other Party or any other person by this Agreement or by any disclosure of any CONFIDENTIAL INFORMATION.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


For: NANOLUTION, LLC                            For: NATURALNANO INC.
By:  /s/ John Lanzafame                         By:  /s/ Michael Riedlinger
     -----------------------------                   -----------------------
     Name: John Lanzafame                            Name: Michael Riedlinger
     Title: President                                Title: President